EXHIBIT 24.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Bruno's, Inc. on Form S-3 of our report dated April 12, 1996, appearing in the Annual Report on Form 10-K of Bruno's, Inc. for the period from July 2, 1995 to January 27, 1996.


                              /s/ Deloitte & Touche LLP

Birmingham, Alabama
April 24, 1996